UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2024
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On February 8, 2024, the Board of Directors (the “Board”) of MarketWise, Inc. (the “Company”), committed to a strategic realignment and reorganization plan (the “Reorganization”) impacting its Legacy Research Group business (“Legacy Research”). As part of the Reorganization, the Company will wind-down the operations of Legacy Research. The Reorganization, including the closure of the Legacy Research subsidiary brands, is in response to misconduct discovered at Legacy Research where certain managers violated the Company’s policies, and demonstrates the Company’s commitment to providing reliable and independent financial research to its subscribers. The Reorganization is currently expected to be completed in the first half of fiscal 2024. We have 104 employees at Legacy Research, which represents approximately 18% of the Company’s total employees, who will either be offered a new role within the Company or have their positions eliminated. As part of this Reorganization, we will make every effort to serve our existing Legacy Research customers by offering similar products published by other MarketWise brands. Net income for Legacy Research was in decline throughout 2023 and totaled approximately $9 million for the last 6 months of the year. However, the Company is currently unable in good faith to estimate the amount or range of amounts expected to be incurred in connection with the Reorganization and wind-down, both with respect to each major type of cost associated therewith and with respect to the total cost, and the impacts on the Company’s overall results of operations. The Company will disclose this information after it determines such estimates or range of estimates.

Item 7.01. Regulation FD Disclosure.
On February 10, 2024, F. Porter Stansberry, the Chief Executive Officer and Chairman of the Board of the Company, released information in an internal email communication to Company personnel discussing the Reorganization of Legacy Research. The communication is furnished as Exhibit 99.1 and is incorporated by reference.
The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Cautionary Statement Regarding Forward-Looking Statements
This report and the communication furnished as Exhibit 99.1 may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s future operating results and the estimated range and timing of the charges, write-downs and cash outlays resulting from our wind-down of Legacy Research’s operations. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements, including our inability to successfully implement the wind-down of Legacy Research; unanticipated developments that may delay or increase the costs associated with our wind-down activities; and disruptions in relationships with customers, suppliers, vendors, broker partners, contractors, employees, lenders, and consumers given our decision to wind-down Legacy Research’s operations. For additional factors, please see the risks described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by our quarterly reports for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. All forward-looking statements reflect our beliefs and assumptions only as of the date of this report. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	F. Porter Stansberry Internal Communication to Company Personnel
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: February 13, 2024	By:	/s/ Erik Mickels
	Name:	Erik Mickels
	Title:	Chief Financial Officer